                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                         Firecom, Inc. (File No. 0-12873)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
    (5) Total fee paid:
        ------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
    (3) Filing Party:
        ------------------------------------------------------------------------
    (4) Date Filed:
        ------------------------------------------------------------------------

                                 FIRECOM, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To the Shareholders of
  FIRECOM, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of FIRECOM, INC., a New York corporation (the "Company"), will be held on Wednesday, November 13, 1996 at 2:00 P.M., at Chase Manhattan Bank, 11th Floor, Conference Room C, 270 Park Avenue, New York, New York 10019 for the following purposes:

    1. To elect three of the Company's seven directors to serve until the 1998 Annual Meeting of Shareholders and until their successors have been duly elected and qualified; and

    2. To transact such other business as may properly come before the Meeting or at any adjournment thereof.

    Only holders of record of the Company's Common Stock, $.01 par value, at the close of business on September 26, 1996, which has been fixed as the record date for the Meeting, shall be entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

    Shareholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign, date and return the enclosed proxy card to ensure that your shares are represented at the Meeting. Shareholders who attend the Meeting may vote their shares personally, even though they have sent in their proxies.

                                          Paul Mendez
                                          CHAIRMAN OF THE BOARD

October 9, 1996

                                   IMPORTANT

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 FIRECOM, INC.

                                ----------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 13, 1996

                            ------------------------

                                    GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FIRECOM, INC., a New York corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at Chase Manhattan Bank, 11th Floor, Conference Room C, 270 Park Avenue, New York, New York 10019 on November 13, 1996, at 2:00 P.M., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

    The principal executive offices of the Company are located at 39-27 59th Street, Woodside, New York 11377. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to shareholders is October 9, 1996.

                      VOTING SECURITIES AND VOTE REQUIRED

    Only shareholders of record as of the close of business on September 26, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. On the Record Date, there were outstanding 4,881,342 shares of the Company's common stock, $.01 par value (the "Common Stock"), which figure excludes 447,663 treasury shares held by the Company. As of the Record Date, the Company had one other class of voting securities, the Company's Series A Preferred Stock, $1.00 par value (the "Preferred Stock"), of which 1,200 shares were outstanding. The Preferred Stock entitles the holders thereof, voting as a separate class, to elect one director of the Company. See "Proposal I-- Election of Directors." Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present and voting at the Meeting or at any adjournment thereof.

                               VOTING OF PROXIES

    A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted FOR the election of the three directors. Each such Proxy granted may be revoked at any time thereafter by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. Mr. Paul Mendez, Chairman of the Board and Chief Executive Officer of the Company, controls the vote of approximately 52% of the outstanding Common Stock (excluding shares underlying a presently exercisable warrant) (see "Security Ownership" and "Related Transactions"). Mr. Mendez has advised the Company that he intends to vote all shares of Common Stock controlled by him for the election of the three directors, thereby assuring election of the three directors.

                               SECURITY OWNERSHIP

    The following table sets forth certain information as of September 15, 1996 regarding (i) the ownership of Common Stock by each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of Common Stock on such date, (ii) the ownership interests of each present director and nominee for director, (iii) the ownership interests of the Chief Executive Officer and other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended April 30, 1996 and (iv) the ownership interests of all directors and executive officers of the Company as a group.

                                NAME AND ADDRESS OF            POSITION WITH       AMOUNT AND NATURE OF
TITLE OF CLASS                   BENEFICIAL OWNER               THE COMPANY        BENEFICIAL OWNERSHIP  % OF CLASS
-------------------------  -----------------------------  -----------------------  --------------------  -----------
Common Stock,              Paul Mendez                    Chairman of the Board,      3,060,339(1)(2)         56.9%
 $.01 par value              13 Coventry Road               Chief Executive                   (3)(4)(5)
                             Livingston, NJ                 Officer and Director
                           Norwood Venture Corp.          None                        1,333,333(6)            23.3%
                             1430 Broadway
                             New York, NY
                           Firecom Holdings, L.P.         None                          500,000(1)             9.3%
                             13 Coventry Road
                             Livingston, NJ
                           Ildar Idris                    None                          353,354(2)             7.2%
                             15 Horvath Strasse
                             Grfelfing 8032, Germany
                           Harry Scherzer                 None                          257,401(3)             5.3%
                             25 North Clover Dr.
                             Great Neck, NY
                           Jenny Scherzer                 None                          257,400(4)             5.3%
                             25 North Clover Dr.
                             Great Neck, NY
                           Carol Mendez                   None                          257,400                5.3%
                             13 Coventry Road
                             Livingston, NJ
                           Howard L. Kogen                Executive Vice                166,500(7)             3.3%
                                                            President
                           Antoine P. Sayour              Senior Vice President         119,900(8)             2.4%
                           Orhan I. Sadik-Khan            Director                       51,500(2)             1.1%
                           Hilary B. Miller               Director                          -0-              --
                           Ronald A. Levin                Director                          -0-              --
                           Peter Barotz                   Director                          -0-(2)           --
                           Harry B. Levine                Nominee for director              -0-              --
                           All executive officers and                                3,346,739(1)(2)(3)       59.5%
                             directors as a group (7                                       (4)(5)(7)(8)
                             persons)
Series A Preferred Stock,  Firecom Holdings, L.P.         None                            1,200(1)           100.0%
 $1.00 par value             13 Coventry Road
                             Livingston, NJ

------------------------

(1) Includes 500,000 shares of Common Stock issuable upon the exercise of certain outstanding warrants. Firecom Holdings, L.P., a Delaware limited partnership ("Firecom Holdings"), also beneficially owns 1,200 shares of Preferred Stock which has a stated capital value of $1,197.50 per share and entitles the holders thereof to elect, voting as a separate class, one director. Firecom Holdings owns all of the issued and outstanding shares of the Preferred Stock.

(2) Pursuant to a voting agreement, Paul Mendez, the general partner of Firecom Holdings having exclusive authority to manage the affairs of Firecom Holdings, and Firecom Holdings entered into a letter agreement (the "December 1992 Agreement") with certain shareholders of the Company, pursuant to which, among other things, the parties agreed that (i) during such time as not less than 240 shares of Preferred Stock continue to be held by Firecom Holdings, all shares of Common Stock held by Naomi Barotz, Nathan Barotz and Celia Barotz (the "Barotz Group"), Orhan I. Sadik-Khan, Dr. Ildar Idris, Karim Sadik-Khan, Janette Sadik, Karen Sadik-Khan, Jan Sadik-Khan and Kadria Sadik-Khan (the "Sadik-Khan Group") and Mr. Mendez shall be voted so that the Board of Directors of the Company shall consist of six persons elected by the holders of the Common Stock as follows: Mr. Sadik-Khan (or his designee), Mr. Barotz (or his designee), Mr. Mendez and three persons designated by Mr. Mendez, and that the director appointed by the holder(s) of the Preferred Stock will be a person designated by Mr. Mendez, (ii) the voting agreement summarized in the immediately preceding clause (i) shall terminate if, as of the end of any quarter (as reflected in the Company's periodic reports filed with the Securities and Exchange Commission), the Company has on hand $800,000 plus sufficient additional cash and/or cash equivalents to redeem sufficient shares of Preferred Stock so that fewer than 240 shares of Preferred Stock would continue to be outstanding and such redemption would not violate the terms of the Company's arrangements with its lenders, (iii) neither the Barotz Group nor the Sadik-Khan Group may transfer or otherwise dispose of any shares of Common Stock (except as expressly permitted by the December 1992 Agreement) without providing Mr. Mendez a right of first refusal to purchase such shares on the same terms and conditions, (iv) neither Mr. Mendez nor any partnership of which he is a general partner, may transfer or otherwise dispose of any shares of Common Stock (except as expressly permitted by the December 1992 Agreement) without providing the Barotz Group and the Sadik-Khan Group with a similar right of first refusal and (v) the December 1992 Agreement may be terminated by any party thereto if the Company reports losses from operations during each of two fiscal years.

(3) Includes 125,347 shares owned by Mr. Scherzer for which Paul Mendez holds a proxy to vote.

(4) Includes 125,347 shares owned by Mrs. Scherzer for which Paul Mendez holds a proxy to vote.

(5) Includes 536,494 shares (the "Option Shares") for which Paul Mendez has an irrevocable proxy to vote pursuant to an Option and Escrow Agreement, dated as of July 18, 1995 (the "Option and Escrow Agreement") between the Company and certain members of the May family (the "Selling Shareholders"). Under the terms of the Option and Escrow Agreement, each Selling Shareholder has the right, but not the obligation, to require the Company to purchase, on September 1, 1998, his or her Option Shares at a price of $1.10 per share. At any time under the Option and Escrow Agreement, the Company shall have the right, but not the obligation, to purchase all of the Option Shares at a purchase price of $1.25 per share. Under the terms of the Option and Escrow Agreement, Mr. Mendez has an irrevocable proxy to vote the Option Shares until the termination of the agreement. See "Related Transactions."

(6) Includes shares which may be acquired upon exercise of warrants to purchase 833,335 shares of Common Stock. The exercise price of the warrants is presently $.35 per share.

(7) Includes 19,300 shares of Common Stock beneficially owned by Mr. Kogen with his wife as joint tenants and 147,200 shares of Common Stock underlying presently exercisable options.

(8) Includes 20,300 shares of Common Stock beneficially owned by Mr. Sayour with his wife as joint tenants and 99,600 shares of Common Stock underlying presently exercisable options.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    A total of three directors (Class B Directors) are to be elected by the holders of Common Stock at the Meeting to serve until the 1998 Annual Meeting of Shareholders. Two other directors (Class A Directors) namely, Paul Mendez and Peter Barotz, will be up for re-election at the 1997 Annual Meeting of Shareholders. A vacancy currently exists on the Board of Directors as a result of the death of Robert E. Daly, a Class A Director elected at the 1995 Annual Meeting. The Company's seventh director is elected by the holder of the Preferred Stock. This directorship is currently held by Hilary B. Miller, who was elected on September 19, 1996.

    There were 5 meetings of the Board of Directors of the Company held during the fiscal year ended April 30, 1996. All directors attended 75% or more of the meetings of the Board. Prior to July 1, 1995, directors of the Company who are not also executive officers of the Company received an annual retainer of $6,000 plus $1,000 for each Board meeting they attended. After July 1, 1995, such directors receive an annual retainer of $12,000 plus $1,000 for each Board meeting they attend. In addition, each director, other than Mr. Mendez, is granted the right to receive a cash payment equal to the increase in value of 20,000 shares of Common Stock from the date of their first election or appointment to the Board, and payable upon, the earliest to occur of various qualifying events. The Company may, at its sole option, defer payment for a maximum of 24 months from the date of a valid notice of exercise of these rights.

    Directors shall be elected by a plurality of the votes cast at the Meeting. The names of the nominees and certain information with regard to each nominee follows:

                   CLASS B DIRECTORS (TO SERVE UNTIL THE 1998
                        ANNUAL MEETING OF SHAREHOLDERS)

                                                                                 HAS SERVED     POSITION(S) WITH
                                                                                 AS DIRECTOR          THE
NAME                                                                   AGE          SINCE           COMPANY
-----------------------------------------------------------------      ---      -------------  ------------------
Orhan I. Sadik-Khan..............................................          67          1993          Director
Ronald A. Levin..................................................          53          1993          Director
Harry B. Levine..................................................          60        --                  None

    Orhan I. Sadik-Khan was elected director of the Company in April 1993. For more than the last five years, he has served as a Managing/Advisory Director of PaineWebber Incorporated, President of ADI Corporation, a private venture capital and financial consulting firm, and Managing Director of Russia Partners Company Fund.

    Ronald A. Levin was elected director of the Company in April 1993. Since 1991, he has been a partner in the certified public accounting firm of Genovese, Levin, Bartlett & Co. ("Genovese, Levin"), Franklin Lakes, New Jersey. Prior thereto, Mr. Levin was a partner in the certified public accounting firm of Levin, Silverberg & Co., CPA's, P.C., a predecessor to Genovese, Levin.

    Harry B. Levine is the President of Levine Securities, Inc. ("Levine Securities"), a floor broker and member firm of the New York Stock Exchange, Inc. Mr. Levine has served in such capacity since the inception of Levine Securities in 1980.

OTHER DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is certain information regarding the other directors and executive officers of the Company:

NAME                                                  AGE                POSITION(S) WITH THE COMPANY
------------------------------------------------      ---      ------------------------------------------------
Paul Mendez.....................................          53   Chairman of the Board, President and Director
Howard L. Kogen.................................          56   Executive Vice President, Chief Operating
                                                                 Officer
Antoine P. Sayour...............................          46   Senior Vice President
William J. Lazich...............................          52   Vice President--Finance, Chief Financial Officer
Peter S. Barotz.................................          68   Director
Hilary B. Miller................................          45   Director

    Paul Mendez was elected director, Chairman of the Board and President of the Company in July 1991. Since 1977, Mr. Mendez has also been employed as Vice President of Multiplex Electrical Services, Inc. ("Multiplex"), a company which is engaged in the business of manufacturing, installing and servicing fire alarm systems.

    Howard L. Kogen joined the Company as Vice President--Sales and Marketing in March 1984. Since April 1990, Mr. Kogen has served as the Company's Executive Vice President and Chief Operating Officer.

    Antoine P. Sayour joined the Company as Chief Engineer in 1984. Since 1990, Mr. Sayour has served the Company as its Senior Vice President. For more than the past five years, Mr. Sayour has also served as President of Fire Service, Inc., a subsidiary of the Company.

    William J. Lazich has served as the Company's Vice President--Finance and Chief Financial Officer since joining the Company is July 1996. From 1984 to immediately prior to his joining the Company, Mr. Lazich served as Controller for North American Communications, Inc., a Pennsylvania-based integrated direct marketing company, engaged primarily in the manufacture and distribution of specialized mail pieces for companies throughout the United States.

    Peter Barotz was elected director of the Company in April 1993. For more than the last five years, he has been engaged primarily as a private investor. Mr. Barotz has also served as President of Panda Capital Corp., a New Rochelle, New York-based company engaged in the import-export business.

    Hilary B. Miller was elected director of the Company in September 1996 by Firecom Holdings, the sole holder of shares of Preferred Stock. Since 1987, Mr. Miller has served as President of Stanger, Miller, Inc., an investment firm. Mr. Miller is also an attorney and has his own law practice.

    There are no family relationships between any present director or officer and any other present director or officer.

    The Board of Directors of the Company has no committees.

    The Company is not aware of any Section 16(a) filing deficiencies.

                        COMPENSATION AND OTHER BENEFITS

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information with respect to cash compensation and other benefits paid or accrued by the Company for services rendered to the Company during the Company's last three fiscal years to each of the executive officers of the Company whose aggregate remuneration exceeds $100,000.

                                        ANNUAL COMPENSATION             LONG-TERM
                                   -----------------------------      COMPENSATION
                                   FISCAL                          -------------------
NAME AND PRINCIPAL POSITION        YEAR    SALARY        BONUS     OPTIONS/SAR AWARDS
---------------------------------  ----  ----------    ---------   -------------------
Paul Mendez......................  1996  $  200,000     $223,731             -0-
Chairman and President             1995     150,000      201,264             -0-
                                   1994     150,000      139,929(1)           -0-

Howard L. Kogen..................  1996  $  132,000     $ 54,203             -0-
Executive Vice President           1995     129,000       49,566       66,000shs(2)
                                   1994     107,120       36,651             -0-

Antoine P. Sayour................  1996  $  110,430     $ 39,694             -0-
Senior Vice President              1995     106,430       39,075       63,000shs(2)
                                   1994      83,720       27,494             -0-

------------------------

(1) Mr. Mendez' 1994 bonus amount includes $49,767 awarded and paid in fiscal 1994 based on results for the year ended April 30, 1993 and $90,162 accrued as of April 30, 1994 based on Operating Income as defined in the Mendez Employment Agreement (described below) for the year ended April 30, 1994.

(2) Stock option award under the Company's Option Plan (described below).

EMPLOYMENT AGREEMENTS

    On December 31, 1992, Mr. Mendez and the Company entered into an employment agreement, as amended on March 28, 1995 (the "Mendez Employment Agreement"), which provides, among other things, that Mr. Mendez, in consideration for his services as Chairman of the Board and Chief Executive Officer of the Company, will be paid a base salary at the rate of $200,000 per annum and incentive compensation equal to a percentage of the annual earnings, before interest and taxes (as adjusted by the Board of Directors for certain extraordinary and other non-recurring events and as more fully described in the Mendez Employment Agreement) ("Adjusted EBIT") of the Company. Generally, Mr. Mendez will be entitled to receive an amount equal to 6% of Adjusted EBIT if the Company's Adjusted EBIT for any fiscal year is between $500,000 and $1 million and 8% of Adjusted EBIT if the Company's Adjusted EBIT for any fiscal year is greater than $1 million. In addition, Mr. Mendez is entitled to participate, at no cost or expense to him, in all employee benefit programs maintained by the Company to the extent that such programs are available generally to executive officers, provided that the aggregate annual value to Mr. Mendez of such benefits does not exceed $37,000. To the extent that the aggregate value of such benefits does not exceed $37,000, Mr. Mendez may elect to receive the differential in cash or applied to other fringe benefits of his selection.

    The Mendez Employment Agreement also provides that if Mr. Mendez' employment is terminated by him for "Good Reason" (as defined below) or by the Company without Mr. Mendez' consent and without Cause (as defined in the Mendez Employment Agreement) and not due to the death or disability of Mr. Mendez, Mr. Mendez shall be entitled to receive (in addition to the continuation of his executive benefits) his annual base salary for the greater of two full years from the date of termination or the remainder of the term of the Mendez Employment Agreement and whatever incentive compensation he would have otherwise been entitled to receive for the fiscal year during which his employment is terminated. Good Reason is defined as the occurrence, without Mr. Mendez' prior written consent of (i) a reduction in rank or an assignment of duties materially inconsistent with Mr. Mendez' positions as Chairman of the Board and Chief Executive Officer of the Company, without any substantial failure of Mr. Mendez to perform such duties properly and effectively; (ii) a reduction by the Company in Mr. Mendez' annual base salary or a material reduction or elimination of his perquisites of office or a substantial reduction or elimination of his aggregate available employee benefits as in effect at December 31, 1992 or as the same may be increased from time to time; (iii) a change in the location at which Mr. Mendez' services are to be regularly performed to a location out of the 30-mile radius of the Empire State Building, New York, New York, without a comparable change for other executive officers of the Company, or any willful, material breach by the Company of any provision of Mr. Mendez' Employment Agreement not cured within a period of ten business days after receipt by the Company of written notice from Mr. Mendez of his intention to resign for Good Reason because of such breach; or (iv) the merger or consolidation of the Company with or into any other entity as a result of which Mr. Mendez is reduced in rank or is assigned duties with the surviving entity that are materially inconsistent with his then present position(s) with the Company. In addition, the Mendez Employment Agreement provides that in the event of termination of Mr. Mendez' employment thereunder due to death or Disability (as defined therein), the Company shall pay Mr. Mendez (or his estate, as the case may be) his annual base salary for one year following his termination of employment and whatever incentive compensation Mr. Mendez would have otherwise been entitled to receive for the fiscal year during which his employment is terminated. The Mendez Employment Agreement expires on April 30, 2000.

    The Mendez Employment Agreement acknowledges Mr. Mendez' beneficial ownership and involvement in Multiplex and permits Mr. Mendez to devote reasonable periods of time to the business of Multiplex, provided that his involvement with Multiplex's business does not interfere with the performance of his duties and obligations under the Mendez Employment Agreement and that Mr. Mendez at all times complies with the guidelines for limiting conflicts of interest between the Company and Multiplex as previously adopted by the Board of Directors of the Company and accepted by Mr. Mendez.

    Concurrently with the execution of the Mendez Employment Agreement, and as additional consideration thereunder, Mr. Mendez and the Company entered into a stock appreciation rights agreement pursuant to which Mr. Mendez was granted the right to receive, in cash, the appreciation value (the "Appreciation Rights") with respect to 500,000 shares of Common Stock. The Appreciation Rights are exercisable in pro rata installments over a five-year period and have initial value prices ("base prices") as follows: 200,000 Appreciation Rights with a base price of $.25 per share; 100,000 Appreciation Rights with a base price of $.50 per share; 100,000 Appreciation Rights with a base price of $1.00 per share; and 100,000 Appreciation Rights with a base price of $1.50 per share.

    The Company entered into a new employment agreement with Mr. Kogen effective May 1, 1994 and expiring April 30, 1999. In consideration of his services as Executive Vice President and Chief Operating Officer of the Company, (i) Mr. Kogen is to receive an annual salary of $129,000 effective May 1, 1994 and (ii) is entitled to annual increases of approximately 3% to a total of $145,000 effective on May 1, 1998 and (iii) will receive a bonus based on the Operating Income of the Company. Mr. Kogen's employment agreement also contains a six-month non-competition provision following the term of the agreement or any extension thereof.

    The Company entered into a new employment agreement with Mr. Sayour effective May 1, 1994 and expiring April 30, 1999. In consideration of his services as Senior Vice President of the Company, (i) Mr. Sayour is to receive an annual salary of $106,430 effective May 1, 1994 and (ii) is entitled to annual increases of approximately $4,000 per year to a total of $122,857 effective on May 1, 1998 and (iii) will receive a bonus based on the Operating Income of the Company. Mr. Sayour's employment agreement also contains a six-month non-competition provision following the term of the agreement or any extension thereof.

STOCK OPTION PLAN

    On June 20, 1986, the Board of Directors approved the Company's 1986 Non-Qualified Stock Option Plan (the "Option Plan"), which became effective on that date and was submitted to and approved by shareholders of the Company on January 27, 1987. An amendment to the Option Plan increasing the number of shares authorized to be issued thereunder to 600,000 was submitted to and approved by the shareholders on September 29, 1994. An amendment to extend the expiration date of the Plan until April 30, 2001 was submitted to and approved by the shareholders on October 5, 1995.

    The purpose of the Option Plan is to afford officers, directors, other senior executives and management and supervisory personnel of, and consultants to, the Company an opportunity to acquire a proprietary interest in the Company, thereby creating in such persons an increased interest in, and a greater concern for, the welfare of the Company and to enable the Company to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

    Under the Option Plan, options may be granted to officers, directors, other senior executives and management and supervisory personnel and consultants to the Company and any subsidiary or parent thereof now existing or hereafter formed or acquired. The purchase price of shares of Common Stock issuable upon exercise of each option granted pursuant to the Option Plan will not be less than 85% of the fair market value of such shares on the date the option is granted, as determined by the Committee of the Board of Directors administering the Option Plan. Subject to the provisions of the Option Plan, the maximum period during which any Option may be exercised may be fixed by the Board of Directors at the time an Option is granted but shall in no event exceed ten years. No person shall be granted options in any calendar year to purchase shares of Common Stock which have an aggregate fair market value in excess of $100,000.

    The Company did not grant any stock options during the fiscal year ended April 30, 1996. On September 11, 1996, the Company granted options to purchase an aggregate of 51,000 shares of Common Stock under the Option Plan at an exercise price of $.75. As of September 15, 1996, options to purchase an aggregate of 506,670 shares of Common Stock at exercise prices ranging from $.30 to $.75 were outstanding under the Option Plan.

                              RELATED TRANSACTIONS

    Paul Mendez, Chairman of the Board, President and Director of the Company, is the sole general partner of Firecom Holdings and has the exclusive authority to manage the affairs of Firecom Holdings.

    On June 21, 1995, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") to purchase 536,494 shares of the Company's Common Stock held by certain members of the May family (the "Selling Shareholders"), at $.90 per share. Terms of the Stock Purchase Agreement provide for an aggregate cash payment by the Company in the amount of $174,448.20 and issuance of one five (5) year note in the principal amount of $308,396.40, bearing interest at 12% per annum. Interest is to be paid monthly. Principal is to be repaid in five equal annual installments of $61,679.28. The Company's obligation under the note is to be secured by a pledge by the Company to the noteholder of 342,663 shares of the Company's Common Stock. The Company made the first of the five annual payments of $61,679.28 in July 1996.

    As of July 18, 1995, the Company and the Selling Shareholders entered into the Option and Escrow Agreement with respect to the Option Shares. Under the terms of the Option and Escrow Agreement, on September 1, 1998 each Selling Shareholder has the right, but not the obligation, to require the Company to purchase, in whole or in part, his or her Option Shares at a price of $1.10 per share. This "put" option is conditional upon the Company meeting certain financial targets. At any time under the Option and Escrow Agreement, the Company shall have the right, but not the obligation, to purchase all of the Option Shares, in whole or in part, at a purchase price of $1.25 per share. Payment for the Option Shares upon exercise of the "put" or "call" option shall be one-half (1/2) by cash and one-half (1/2) by issuance of a five (5) year note bearing interest at prime plus 3%. The note issued upon purchase of the Option Shares will be secured by a pledge by the Company of shares of its Common Stock. On execution of the Option and Escrow Agreement, the Selling Shareholders delivered to the Company irrevocable proxies to permit Mr. Mendez to vote the Option Shares until the expiration of the Option and Escrow Agreement.

                                 ANNUAL REPORT

    All shareholders of record as of September 26, 1996 have either been sent or are concurrently being sent a copy of the Company's 1996 Annual Report to Shareholders for the fiscal year ended April 30, 1996 which contains audited financial statements of the Company for the fiscal years ended April 30, 1996 and 1995.

                                 OTHER MATTERS

    Pursuant to the Company's By-Laws, as amended, nominations or other business may be properly brought before an annual meeting by a shareholder provided that the shareholder gives timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty
(60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth
(90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

    As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the Meeting other than as set forth in this Proxy Statement and the time for such matters to be presented by shareholders expired on August 6, 1996. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

    The Company has selected Rothstein, Kass & Company, P.C., the Company's auditors for the fiscal year ended April 30, 1996, to continue as independent certified public accountants of the Company. Representatives of Rothstein, Kass & Company, P.C. are expected to attend the Meeting and will be available to respond to appropriate questions raised orally. Such representatives will also be given an opportunity to make a statement if they so desire.

    All of the costs and expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview.

    It is important that proxies be returned promptly. Shareholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          PAUL MENDEZ
                                          Chairman of the Board

October 9, 1996

                                                                      PROXY CARD
                                 FIRECOM, INC.
               ANNUAL MEETING OF SHAREHOLDERS--NOVEMBER 13, 1996

    The undersigned hereby appoints Paul Mendez and Howard L. Kogen, and each of them, proxies with powers of substitution each, for and in the name of the undersigned to vote all shares of Common Stock of FIRECOM, INC., a New York corporation (the "Company"), that the undersigned would be entitled to vote at the Company's 1996 Annual Meeting of Shareholders (the "Meeting"), and at any adjournments thereof, upon the matters set forth in the Notice of Meeting as stated below, hereby revoking any proxy heretofore given. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting.

    The undersigned acknowledges receipt of the Notice of Meeting and the accompanying Proxy Statement and Annual Report.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Election of Class B Directors for all nominees listed below (except as
   indicated)  / /  FOR                                  / /  WITHHOLD AUTHORITY
   The nominees of the Board of Directors are:
   Orhan I. Sadik-Khan, Ronald A. Levin, and Harry B. Levine
   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

                                                     (CONTINUED ON REVERSE SIDE)

   (CONTINUED FROM REVERSE SIDE)

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy, when properly executed and returned, will be voted "FOR" the election of the three named individuals as directors.
                                              Dated ____________________________
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                             Name

                                              PLEASE SIGN YOUR NAME EXACTLY AS
                                              IT APPEARS HEREON. IF THE STOCK IS
                                              REGISTERED IN MORE THAN ONE NAME,
                                              EACH JOINT OWNER SHOULD SIGN
                                              PERSONALLY. WHEN SIGNING AS
                                              ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                              TRUSTEE OR GUARDIAN, GIVE YOUR
                                              FULL TITLE AS IT APPEARS HEREON.
                                              ONLY AUTHORIZED OFFICERS SHOULD
                                              SIGN FOR A CORPORATION.
                                              PLEASE SIGN, DATE AND MAIL THIS
                                              PROXY IMMEDIATELY IN THE ENCLOSED
                                              ENVELOPE.